As filed with the Securities and Exchange Commission on December 22, 2004

Registration No. 333-89406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rewards Network Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-6028875
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 950

Chicago, Illinois 60606

(312) 521-6767

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bryan R. Adel

Vice President, General Counsel,

Secretary and Chief Privacy Officer

Rewards Network Inc.

Two North Riverside Plaza, Suite 950

Chicago, Illinois 60606

(312) 521-6767

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

Pursuant to Registration Statement No. 333-89406 on Form S-3 (the “Registration Statement”), Rewards Network Inc. (f/k/a iDine Rewards Network Inc.), a Delaware corporation (“Rewards Network”), registered the resale of 3,000,000 shares of its Common Stock, $.02 par value, by certain holders thereof. Pursuant to the terms of the related Purchase Agreements, dated as of May 29, 2002, among Rewards Network and the signatories thereto, Rewards Network was required to keep the Registration Statement effective for two years after the effective date. As the two year period has lapsed, and in accordance with an undertaking made by Rewards Network in the Registration Statement, Rewards Network hereby removes from registration all securities registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on December 22, 2004.

REWARDS NETWORK INC.

By:	/s/ Kenneth R. Posner
Kenneth R. Posner

Senior Vice President, Finance and Administration, and Chief Financial Officer